UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2007

NEOMEDIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite 600, Fort Myers, Florida		33901
(Address of Principal Executive Offices)		(Zip Code)

(239) - 337-3434
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement with Former Shareholders of Gavitec AG (“Gavitec”)

On January 23, 2007, NeoMedia Technologies, Inc. (“NeoMedia”) entered into an Amendment Agreement I to the Sale and Purchase Agreement (the “Amendment Agreement”) with the former shareholders (the “Shareholders”) of Gavitec AG (“Gavitec”), a wholly owned subsidiary of NeoMedia acquired during February 2006. Pursuant to the terms of the original sale and purchase agreement, the number of shares of NeoMedia common stock issued as consideration for the acquisition of Gavitec was calculated using a share price of $0.389, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006. The sale and purchase stipulated that, in the event that NeoMedia’s stock price at the time the original consideration shares became saleable was less than $0.389, NeoMedia would be obligated to compensate the former Gavitec shareholders, in cash, for the difference between the price at the time the shares become saleable and $0.389. Assuming a stock price at the time the shares become saleable of $0.052, which was the last sale price on January 22, 2007, NeoMedia would have had a cash liability of $4.6 million resulting from this stipulation.

Pursuant to the terms of the Amendment Agreement, NeoMedia and the Shareholders agreed that the entire purchase price obligation shall be satisfied through the payment by NeoMedia of (i) $1,800,000 in cash, payable no later than February 28, 2007, and (ii) 61,000,000 shares of NeoMedia common stock (the “Additional Consideration Shares”), to be issued no later than February 28, 2007. The Amendment Agreement stipulates that, in the event that the Additional Consideration Shares are not registered for resale by August 31, 2007, interest shall accrue at a rate of 8% per annum on the agreed value of the shares of $1,900,000. NeoMedia also agreed to reimburse $100,000 of costs related to the acquisition to the primary former shareholder of Gavitec no later than February 28, 2007.

The Amendment Agreement is attached hereto as exhibit 16.1. On January 29, 2007, NeoMedia issued a press release with respect to the Amendment Agreement, attached hereto as Exhibit 16.2.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits No. Description:

Exhibit No.	Item
10.1	Amendment Agreement I to the Sale and Purchase Agreement, dated January 23, 2007	Provided herewith
10.2	Press release dated January 29, 2007	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMedia Technologies, Inc.
(Registrant)

Date:  January 29, 2007
By:  /s/ Charles W. Frtiz

Charles W. Fritz, Interim Chief Executive Officer